Execution Version

FOURTEENTH AMENDMENT TO

CREDIT AGREEMENT

dated as of

June 20, 2016

among

PETROQUEST ENERGY, INC.,
as Parent,

PETROQUEST ENERGY, L.L.C.,
as Borrower,

TDC ENERGY LLC, as Guarantor

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

The Lenders Party Hereto

J.P. MORGAN SECURITIES LLC,
as Lead Arranger

FOURTEENTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTEENTH AMENDMENT TO CREDIT AGREEMENT (this "Fourteenth Amendment") dated as of June 20, 2016 (the "Fourteenth Amendment Effective Date"), is among **PETROQUEST ENERGY, INC.**, a Delaware corporation, as the Parent, **PETROQUEST ENERGY, L.L.C.**, a Louisiana limited liability company, as the Borrower, **TDC ENERGY LLC**, a Louisiana limited liability company, as Guarantor, **JPMORGAN CHASE BANK, N.A.**, as Administrative Agent, and the Lenders party hereto.

RECITALS

WHEREAS, the Parent, the Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 2, 2008, (as amended, restated, supplemented or modified from time to time prior to the date hereof, the "Credit Agreement"), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower;

WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more particularly set forth herein;

WHEREAS, the Required Lenders have agreed to redetermine the Borrowing Base by reducing the Borrowing Base to $22,500,000.00 as provided herein, which redetermination of the Borrowing Base shall constitute the March 31, 2016 Scheduled Redetermination of the Borrowing Base and the first redetermination of the Borrowing Base following the Limited Waiver Effective Date (as defined in that certain Limited Waiver to Credit Agreement, dated as of May 2, 2016, among the Parent, the Borrower, the Guarantor, the Administrative Agent and the Lenders party thereto (the "May 2016 Limited Waiver")); and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein (including, without limitation, in the preamble and recitals) but not otherwise defined herein has the meaning given such term in the Credit Agreement, including, to the extent the context so requires, after giving effect to the amendments to the Credit Agreement contained in this Fourteenth Amendment. Unless otherwise indicated, all article and section references in this Fourteenth Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Fourteenth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended effective as of the Fourteenth Amendment Effective Date in the manner provided in this Section 2.

2.1 Amendments to Section 1.02.

(a) The following definitions are hereby amended and restated in their entirety to read in full as follows:

"Agreement" means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendments and the Fourteenth Amendment as the same may from time to time be further amended, modified, supplemented or restated.

"Applicable Margin" means, for any day, with respect to any Loan or with respect to the Commitment Fee Rate, the applicable rate per annum set forth in the Total Commitments Utilization Grid below based on the Total Commitments Utilization Percentage then in effect on such day:

Total Commitments Utilization Percentage	*< 25%*	*≥25% < 50%*	*≥50% < 75%*	*≥75% < 90%*	*≥90%*
Eurodollar Loans	2.000%	2.250%	2.500%	2.750%	3.000%
ABR Loans	1.000%	1.250%	1.500%	1.750%	2.000%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change in the Total Commitments Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the "Applicable Margin" and "Commitment Fee Rate" each shall mean the rate per annum set forth on the grid when the Total Commitments Utilization Percentage is at its highest level until such time as such Reserve Report is delivered, at which time the "Applicable Margin" and "Commitment Fee Rate" each shall revert to the applicable rate per annum set forth in the Total Commitments Utilization Grid above.

"LC Commitment" at any time means zero dollars ($0).

(b) The following definitions are added where alphabetically appropriate:

"Excess Cash" means all unrestricted cash and cash equivalents of the Parent and its Subsidiaries to the extent that the aggregate amount thereof exceeds $10,000,000 at any time; provided that, for avoidance of doubt, any cash held solely on behalf of any Person, other than the Parent or any Subsidiary, shall not be included as Excess Cash.

"Financial Covenant Reinstatement Date" means the first date on which the aggregate Revolving Credit Exposure exceeds $0 on or after the Fourteenth Amendment Effective Date.

"Fourteenth Amendment" means the Fourteenth Amendment to Credit Agreement dated as of June 20, 2016, among the Parent, the Borrower, the Guarantor, the Administrative Agent, and the Lenders party thereto.

"Fourteenth Amendment Effective Date" means June 20, 2016.

(c) The definition of "Approved Counterparty" is hereby amended to change the reference to "A/A2 by S&P or Moody's" to be a reference to "A-/A3 by S&P or Moody's".

2.2 Amendment to Section 2.08(j) of the Credit Agreement. Section 2.08(j) of the Credit Agreement is hereby amended to insert "or Section 3.04(e)" after each reference to "Section 3.04(c)" therein.

2.3 Amendment to Section 3.04 of the Credit Agreement. Section 3.04 of the Credit Agreement is hereby amended to add the following clause (e) which shall read in full as follows:

(e) Mandatory Prepayment with Excess Cash Balances. If, on any Business Day on or after the Financial Covenant Reinstatement Date, the Parent and its Subsidiaries have any Excess Cash on such Business Day, the Borrower shall prepay Borrowings on such Business Day, which prepayment shall be in an amount equal to the amount of such Excess Cash and, if any Excess Cash remains after the Borrowings are fully prepaid, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to the lesser of such remaining Excess Cash and the amount of LC Exposure to be held as cash collateral as provided in Section 2.08(j). Each prepayment of Borrowings pursuant to this Section 3.04(e) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Borrowings pursuant to this Section 3.04(e) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(e) shall be accompanied by accrued interest to the extent required by Section 3.02.

2.4 Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement is hereby amended to amend and restate subsection (f) thereof, to add new subsections (g) and (h) and to amend and restate the paragraph immediately thereafter in its entirety, in each case, to read in full as follows:

(f) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Borrower shall be in pro forma compliance with Section 9.01 (provided that such pro forma compliance with respect to Section 9.01(a) shall be calculated using Total Debt as of such day after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit and EBITDAX for the most recently ended fiscal quarter for which financial statements are available multiplied by four).

(g) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Parent and its Subsidiaries shall not have Excess Cash.

(h) Immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the aggregate Revolving Credit Exposure shall not exceed $5,000,000; provided that this Section 6.02(h) may be waived or modified to increase the amount provided for herein only with the consent of the Administrative Agent and each Lender.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (d), (f), (g) and (h).

2.5 Amendment to Section 8.01(c)(ii) of the Credit Agreement. Section 8.01(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and, from and after the Financial Covenant Reinstatement Date, Section 9.01

2.6 Amendment to Section 9.01 of the Credit Agreement. Section 9.01 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 9.01 Financial Covenants.

(a) Leverage Ratio. From and after the Financial Covenant Reinstatement Date, the Parent will not, as of the last day of any fiscal quarter, permit its ratio of Total Debt as of such time to EBITDAX for the fiscal quarter period ending on such date multiplied by four to be greater than 4.00 to 1.0.

(b) Current Ratio. From and after the Financial Covenant Reinstatement Date, the Parent will not permit its ratio of (i) consolidated current assets (including the Unused Availability, but excluding non-cash assets under ASC 815) to (ii) consolidated current liabilities (excluding (A) non-cash obligations under ASC 815 and ASC 410 and (B) for the fiscal quarters ending September 30, 2016 and December 31, 2016, liabilities in respect of the Senior Notes due 2017), as of the last day of any fiscal quarter, to be less than 1.0 to 1.0.

(c) Interest Coverage Ratio. From and after the Financial Covenant Reinstatement Date, the Parent will not, as of the last day of any fiscal quarter, permit its ratio of (i) EBITDAX for the four consecutive fiscal quarter period ending on such date to (ii) Interest Expense for the for the four consecutive fiscal quarter period ending on such date, to be less than 3.0 to 1.0.

2.7 Amendment to Section 9.02(l) of the Credit Agreement. Section 9.02(l) of the Credit Agreement is hereby amended to insert "(for the avoidance of doubt, such pro forma compliance to be tested as if the Financial Covenant Reinstatement Date shall have occurred)" immediately after "Section 9.01" therein.

2.8 Amendment to Section 9.04(b)(i)(C) of the Credit Agreement. Section 9.04(b)(i)(C) of the Credit Agreement is hereby amended to insert "(for the avoidance of doubt, such pro forma compliance to be tested as if the Financial Covenant Reinstatement Date shall have occurred)" immediately after "Section 9.01" therein.

2.9 Amendment to Exhibit B of the Credit Agreement. Exhibit B of the Credit Agreement is hereby amended and restated in its entirety with Exhibit B attached hereto.

Section 3. Borrowing Base.

3.1 Redetermination of Borrowing Base. The Lenders party hereto hereby agree that for the period from and including the Fourteenth Amendment Effective Date, but until the next Redetermination Date, the amount of the Borrowing Base shall be reduced from $32,000,000 to $22,500,000.00, which redetermination of the Borrowing Base shall constitute the March 31, 2016 Scheduled Redetermination of the Borrowing Base. The Lenders party hereto agree that the redetermination provided for in this Section 3.1 shall also constitute the first redetermination of the Borrowing Base following the Limited Waiver Effective Date. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c), Section 8.16 and Section 9.12(d) of the Credit Agreement.

3.2 Waiver of Interim Redeterminations. The Borrower, the Administrative Agent, and the Lenders hereby each elect to cause the Borrowing Base to be redetermined on July 31 and December 31 of each year, commencing on the first July 31 or December 31 following the Financial Covenant Reinstatement Date (or, in either case, such date promptly thereafter as reasonably practicable), and such redeterminations provided for in this Section 3.2 shall each constitute an additional Interim Redetermination of the Borrowing Base for the purposes of the Credit Agreement, in addition to those Interim Redeterminations permitted under

Section 2.07(b) of the Credit Agreement. For the avoidance of doubt, this Section 3.2 replaces and supersedes in its entirety Section 3.2 of the Thirteenth Amendment.

Section 4. Conditions Precedent. The amendments to the Credit Agreement contained in Section 2 hereof and the provisions of Section 3 hereof shall each be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement:

4.1 Counterparts. Administrative Agent shall have received from the Lenders constituting at least the Required Lenders, the Parent, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Fourteenth Amendment signed on behalf of such Persons.

4.2 Fees and Expenses. The Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or the Lenders pursuant to or in connection with this Fourteenth Amendment.

4.3 No Default/No Event of Default/No Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.

4.4 Other Documents. Administrative Agent shall have received such other documents as Administrative Agent or counsel to Administrative Agent may reasonably request.

Administrative Agent is hereby authorized and directed to declare this Fourteenth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as modified hereby, remain in full force and effect following the effectiveness of this Fourteenth Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Fourteenth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect has occurred.

5.3 Loan Document. This Fourteenth Amendment is a "Loan Document" as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.4 Counterparts. This Fourteenth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourteenth Amendment by facsimile transmission or via .pdf shall be effective as delivery of a manually executed counterpart hereof.

5.5 NO ORAL AGREEMENT. THIS FOURTEENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS FOURTEENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6 GOVERNING LAW. THIS FOURTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

5.7 FATCA. From and after the Fourteenth Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent's treating, for purposes of determining withholding Taxes imposed under FATCA, the Fourteenth Amendment as qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5.8 **RELEASE. EACH OF THE PARENT AND ITS SUBSIDIARIES (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY**

LENDER (COLLECTIVELY, THE "CREDIT PARTIES"), ANY OF ANY CREDIT PARTY'S AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE "LENDER-RELATED PARTIES") OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE SECURED OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS OF THE CREDIT PARTIES. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF ADMINISTRATIVE AGENT AND LENDERS PARTY HERETO TO ENTER INTO THIS AGREEMENT, EACH OF THE PARENT AND ITS SUBSIDIARIES HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, AND COVENANTS NOT TO SUE THE LENDER-RELATED PARTIES FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS, WHICH THE PARENT OR ANY SUBSIDIARY NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY THE PARENT OR ANY SUBSIDIARY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE PARENT OR ANY SUBSIDIARY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES.

5.9 Payment of Expenses. The Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Fourteenth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

5.10 Severability. Any provision of this Fourteenth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.11 Successors and Assigns. This Fourteenth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Amendment to be duly executed as of the date first written above.

BORROWER: PETROQUEST ENERGY, L.L.C.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

PARENT: PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

GUARANTOR: TDC ENERGY LLC

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:
AND LENDER

JPMORGAN CHASE BANK, N.A.
individually, as a Lender, as Administrative Agent and as Issuing Bank

By: /s/ Darren Vanek
Name: Darren Vanek
Title: Executive Director

LENDER: WELLS FARGO BANK, N.A.

By: ____________________________________
Name:
Title:

LENDER: CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Laurel Varnly
Name: Laurel Varnly
Title: Vice President

LENDER: IBERIABANK

By: /s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Executive Vice President

LENDER: BANK OF AMERICA, N.A.

By: /s/ Raza Jafferi
Name: Raza Jafferi
Title: Vice President

LENDER: THE BANK OF NOVA SCOTIA

By: /s/ Alan Dawson
Name: Alan Dawson
Title: Director

EXHIBIT B
FORM OF BORROWING REQUEST

[ ], 200[ ]

PetroQuest Energy, L.L.C., a Louisiana limited liability company (the "Borrower"), pursuant to Section 2.03 of the Credit Agreement dated as of October 2, 2008 (together with all amendments, restatements, supplements or other modifications thereto, the "Credit Agreement") among the Borrower, PetroQuest Energy, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents and lenders (the "Lenders") which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is $[ ];

(ii) Date of such Borrowing is [ ], 200[ ];

(iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [ ];

(v) Amount of Borrowing Base in effect on the date hereof is $[ ];

(vi) Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[ ]; and

(vii) *Pro forma* total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[ ]; and

(viii) Location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[______________________]
[______________________]
[______________________]
[______________________]
[______________________]

The undersigned certifies that he/she is the [ ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that, as of the date hereof:

(i) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Borrower is in pro forma compliance with Section 9.01 of the Credit Agreement (provided that such pro forma compliance with respect to Section 9.01(a) of the Credit Agreement shall be calculated using Total Debt as of such day after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit and EBITDAX for the most recently ended fiscal quarter for which financial statements are available multiplied by four) and attached hereto are reasonably detailed calculations demonstrating such compliance;

(ii) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the Parent and its Subsidiaries does not have Excess Cash;

(iii) immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, the aggregate Revolving Credit Exposure do not exceed $5,000,000; and

(iv) the Borrower is otherwise entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

PETROQUEST ENERGY, L.L.C.

By: ____________________________
Name: __________________________
Title: ___________________________